Exhibit 99.1
        News Release

Media Contacts:

Mark Kratz	Jim Burke
Investor Relations	Media Relations
Mark.Kratz@l3harris.com	Jim.Burke@L3Harris.com
321-727-9383	321-727-9131

L3Harris Releases Second Quarter 2023 Financial Results

MELBOURNE, Fla., July 26, 2023 — L3Harris Technologies (NYSE:LHX) today announced its second quarter fiscal year 2023 results in an Investor Letter, which was posted to the Investor Relations section of the company’s website.
As previously announced, the company will host an approximately 45 minute call on July 27, 2023 at 8:00 a.m. ET focused on questions and answers. The dial-in numbers for the teleconference are (U.S.) 877-407-6184 and (International) 201-389-0877, and participants will be directed to an operator. Please allow at least 10 minutes before the scheduled start time to connect to the teleconference. Participants can also listen via webcast at L3Harris.com.
A recording of the call will be available on L3Harris.com beginning at approximately 12 p.m. ET on July 27.
About L3Harris Technologies
L3Harris Technologies is a trusted disruptor for the global aerospace and defense industry. With customers’ mission-critical needs always in mind, our 46,000 employees deliver end-to-end technology solutions connecting the space, air, land, sea and cyber domains.
# # #